UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2014

ZaZa Energy Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35432	45-2986089
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 McKinney Street, Suite 2800 Houston, Texas	77010
(Address of principal executive offices)	(Zip Code)

(713) 595-1900

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b) Departure of Certain Officers.

On May 20, 2014, ZaZa Energy Corporation (“ZaZa” or the “Company”) (NASDAQ:ZAZA) announced that Ian H. Fay will resign as the Chief Financial Officer of the Company effective as of May 19, 2014.  The board of directors of the Company (the “Board”) has appointed Paul F. Jansen, currently serving as the Chief Accounting Officer of the Company, as the Company’s Chief Financial Officer.  In addition to his new role as Chief Financial Officer, Mr. Jansen will continue to serve as the Company’s Chief Accounting Officer.  The Board has not yet determined whether there will be any changes to Mr. Jansen’s compensatory arrangement.

Mr. Jansen, age 35, joined the Company on March 27, 2013 and has served as the Company’s Chief Accounting Officer since April 2, 2013.  As the Chief Accounting Officer of the Company, Mr. Jansen is responsible for providing leadership to the accounting and financial reporting functions, and for driving process improvements. Prior to joining the Company, Mr. Jansen served as Controller and Chief Accounting Officer for Crimson Exploration Inc. between January 2012 and March 2013. Mr. Jansen was with PricewaterhouseCoopers LLP serving clients in the oil and gas industry in the United States and Europe from 2002 to 2012, most recently as a Senior Manager.

Mr. Jansen is a contributing editor to the 7th Edition of the “Petroleum Accounting: Principles, Procedures & Issues” text book and co-publisher of “A note on transition stock return behavior” (Applied Economics Letters 2004).

Mr. Jansen received a Master of Science degree in Economics from Maastricht University in Maastricht, the Netherlands, and is a Certified Public Accountant in the State of Texas and the equivalent of a Certified Public Accountant in the Netherlands.

Item 5.02(e) Compensatory Arrangement of Certain Officers.

In connection with Mr. Fay’s resignation, the Company and Mr. Fay entered into a consulting and separation agreement (the “Consulting Agreement”).  Pursuant to the Consulting Agreement, Mr. Fay will provide consulting services to the Company for a 12-month period primarily concerning strategy.  In addition to the benefits provided upon a termination without cause pursuant to Mr. Fay’s employment agreement with the Company dated as of September 11, 2012 (the “Employment Agreement”), Mr. Fay will receive the reimbursement of certain reasonable business and travel expenses.  In place of any long-term incentive award or benefits to which he may be entitled pursuant to the Employment Agreement, Mr. Fay shall receive a grant of 169,596 shares of common stock, vesting upon the expiration of the Consulting Agreement. Under the terms of the Employment Agreement, his earlier stock grants have now vested. In lieu and in satisfaction of the first twelve months of severance salary to which he is entitled to pursuant to the Employment Agreement, Mr. Fay will receive a monthly consulting fee of $37,500. Additionally, Mr. Fay’s employment under the Employment Agreement as Chief Financial Officer was terminated effective May 19, 2014.

Item 7.01 Regulation FD Disclosure.

On May 20, 2014, the Company issued a press release announcing the resignation of Mr. Fay and its entering into the Consulting Agreement.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1*	Press Release dated May 20, 2014.

*   Furnished herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 21, 2014

ZaZa Energy Corporation

By:	/s/ Todd A. Brooks
Todd A. Brooks President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1*	Press Release dated May 20, 2014.

*   Furnished herewith

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